As filed with the Securities and Exchange Commission on May 31, 2002
                                                   Registration No. _________
   __________________________________________________________________________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                FONAR CORPORATION
 .............................................................................
             (Exact name of registrant as specified in its charter)
            Delaware                                            11-64137
 .............................................................................
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                            Identification No.)

110 Marcus Drive, Melville, New York                              11747
...............................................................................
(Address of Principal Executive Office)                         (Zip Code)

                              2002 Stock Bonus Plan
 ..............................................................................
                            (Full Title of the plan)

           Henry T. Meyer, Esq., 110 Marcus Drive, Melville, New York 11747
 ..............................................................................
                     (Name and address of agent for service)

                                 (631) 694-2929
  .............................................................................
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
 ______________________________________________________________________________
Title of securities    Amt. to be       Proposed     Proposed      Amount of
to be registered       registered       maximum      maximum       registration
                                        offering     aggregate     fee
                                        price per    offering
                                        share        price
-------------------------------------------------------------------------------
Common Stock
par value $.0001       2,000,000        $1.37        $2,740,000     $252.08
_______________________________________________________________________________
Total
                       2,000,000        $1.37        $2,740,000     $252.08

                 * Pursuant to Rule 457, subsections (h) and (c)
                         Specified Date: May 30, 2002

                                    PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, filed with, or furnished to, the Commission are incorporated in this registration statement by reference:

     (a)  The  registrant's  latest annual report on Form 10-K filed pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

     (c) The description of securities which is contained in Form 8-A filed by the registrant pursuant to Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     The validity of the securities being registered will be passed upon by Henry T. Meyer, Esq., General Counsel to the registrant, 110 Marcus Drive, Melville, New York 11747. Mr. Meyer is an employee of the registrant and eligible to receive, in the discretion of the appropriate Committee or the Board of Directors, awards of shares under the 2002 Stock Bonus Plan.

Item 6. Indemnification of Directors and Officers.

     Article Eighth of the Certificate of Incorporation, as amended, of the registrant provides as follows: The personal liability of directors to the Corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors is eliminated, provided however, that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article  V  of  the   By-Laws  of  the   registrant   generally   provides   for
indemnification of its officers and directors to the full extent permitted by Delaware Corporation Law.

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and employees of the Company under certain conditions and subject to certain limitations.

Item 7. Exemption From Registration Claimed.

     Not applicable. No restricted securities are to be reoffered or resold pursuant to this registration statement.

Item 8. Exhibits.

4.1 Article Fourth of the Certificate of Incorporation, as amended by the Certificate of Amendment filed June 9, 1995, incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-8, Commission File No. 33-62099.

4.2 Section A of Article Fourth of the Certificate of Incorporation, as amended by the Certificate of Amendment filed May 21, 2001 and the Certificate of Correction filed June 13, 2001, incorporated herein by reference to Exhibit
     4.2 to the registrant's registration statement on Form S-8, Commission File No. 333-66760.

4.3  Specimen  Common  Stock  Certificate  incorporated  herein by  reference to
     Exhibit 4.1 to the registrant's registration statement on Form S-1, Commission File No. 33-13365.

5    Opinion of Counsel re Legality.

23.1 Consent of Certified Public Accountants.

23.2 Consent of Counsel is included in Exhibit 5.

99.1 2002 Stock Bonus Plan.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.Provided, however, that 1 (i) and 1(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Certificate of Incorporation and By-Laws of the registrant contain various provisions for limitation of liability and indemnification of officers and directors, as described in Item 6. Section 145 of the Delaware General Corporation law permits indemnification of officers, directors and employees under certain conditions.

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Melville, State of New York, on May 31, 2002.


                                                 FONAR CORPORATION


                                                 By:  /s/ Raymond V. Damadian
                                                 Raymond V. Damadian, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                         Date
---------                       -----                         ----

/s/ Raymond V. Damadian         Chairman of the Board         May 31, 2002
-----------------------         of Directors, President
Raymond V. Damadian             and a Director (Principal
                                Executive Officer)


/s/ Claudette Chan              Director                      May 31, 2002
------------------
Claudette Chan


/s/ Robert J. Janoff            Director                      May 31, 2002
--------------------
Robert J. Janoff


                                Director                      May 31, 2002
---------------------
Charles N. O'Data